EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-52471, 333-62309, 333-77543, 333-81481, 333-84487, 333-85673, 333-30938, 333-72798, 333-72800, 333-107538, 333-38773, and 333-159364) of SciClone Pharmaceuticals, Inc., and in the related prospectuses,

(2)	Registration Statement (Form S-8 No. 333-145281) pertaining to the 2005 Equity Incentive Plan and the 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-128482) pertaining to the 2005 Equity Incentive Plan and the 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-120008) pertaining to the 2004 Stock Option Plan and the 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 33-109256) pertaining to the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc.,

(6)	Registration Statement (Form S-8 No. 333-66832) pertaining to the 1991 Stock Plan, the 1992 Stock Plan, the 1996 Employee Stock Purchase Plan, the 1995 Equity Incentive Plan, and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(7)	Registration Statement (Form S-8 No. 333-98081) pertaining to the 1995 Equity Incentive Plan and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(8)	Registration Statement (Form S-8 No. 333-45820) pertaining to the 1995 Equity Incentive Plan and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(9)	Registration Statement (Form S-8 No. 333-62059) pertaining to the 1995 Equity Incentive Plan of SciClone Pharmaceuticals, Inc.;

(10)	Registration Statement (Form S-8 No. 333-12169) pertaining to the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc., and

(11)	Registration Statement (Form S-8 No. 333-168668) pertaining to the 2005 Equity Incentive Plan and the Sciclone Pharmaceuticals Inc. Employee Stock Purchase Plan;

of our reports dated March 15, 2012, with respect to the consolidated financial statements of SciClone Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of SciClone Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Redwood City, California

March 15, 2012